EXHIBIT 10.B

                               SEVERANCE PROTECTION AGREEMENT


                 THIS AGREEMENT, made as of the 1st day of May, 1995, by and between the Company (as hereinafter defined) and each of James M. McVicker, Randolph L. Burnette, James D. Cain and Paul
E. McLynch (the "Executive").

                 WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control
(as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

                 WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of certain key corporate officers of the Company and the Company's Store Group Presidents in the event of a threat or the occurrence of a Change in Control and to ensure their continued dedication and efforts in such event without undue concern for their personal financial and employment security; and

                 WHEREAS, the Executive is a Vice President of the Company and in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event his employment is terminated as a result of, or in connection with, a Change in Control.

                 NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is hereby agreed as follows:

                 1. Term of Agreement. This Agreement shall commence as of May 1, 1995 and shall continue in effect until April 30, 1997, provided, however, that commencing on May 1, 1996 and on each May 1 thereafter, the term of this Agreement shall automatically be extended for one (1) year unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended; and provided, further, however, that notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of twenty-four (24) months after the occurrence of a Change in Control during the term of this Agreement.
Notwithstanding the foregoing, however, this Agreement shall terminate in the event that the Executive enters into an agreement covering the subject matter hereof with the Company subsequent to the date hereof and such agreement specifically states that this Agreement is terminated.

                 2.      Definitions.

                         2.1.     Accrued Compensation.  For purposes of
this Agreement, "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the Termination Date (as hereinafter defined) but not paid as of the Termination Date including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (iii) vacation pay, and (iv) bonuses and incentive compensation.

                         2.2.     Base Amount.  For purposes of this
Agreement, "Base Amount" shall mean the Executive's annual base salary at the highest rate in effect during the one year period prior to the Change in Control, and shall include all amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

                         2.3.     Bonus Amount.  For purposes of this
Agreement, "Bonus Amount" shall mean an amount equal to the annual bonus paid or payable to the Executive for the most recently completed fiscal year prior to the Change in Control.

                         2.4.     Cause.  For purposes of this Agreement, a
termination of employment is for "Cause" if the Executive has been convicted of a felony or the termination is evidenced by a resolution adopted in good faith by two-thirds of the Board that the Executive (a) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or for any reason that would constitute Good Reason as hereinafter defined) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform, or (b) intentionally engaged in conduct which is demonstrably and materially injurious to the Company; provided, however, that no termination of the Executive's employment shall be for Cause as set forth in clause (b) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (b) and specifying the particulars thereof in detail, and
(y) the Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered
"intentional" unless the Executive has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interest of the Company.

                         2.5.     Change in Control.  A "Change in Control"
shall mean any of the following events:

                                  (a)  An acquisition (other than directly
from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent
(20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting
Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or
(y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a Non-Control Transaction (as hereinafter defined);

                                  (b)     The individuals who, as of
January 1, 1995, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board;
provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                                  (c)  Approval by stockholders of the
Company of:

                                          (1)    A merger, consolidation or
         re-organization involving the Company, unless

                                                (i)  the stockholders of the
                 Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the
                 "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                                                (ii) the individuals who
                 were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

                                               (iii)  no Person (other than
                 the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial
                 Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in clauses
                 (i) through (iii) above shall herein be referred to as a "Non-Control Transaction");

                                         (2)  A complete liquidation or
         dissolution of the Company; or

                                         (3)  An agreement for the sale or
         other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

                              (d)     Notwithstanding anything contained in
this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

                         2.6.     Company.  For purposes of this Agreement,
the "Company" shall mean Mercantile Stores Company, Inc, a Delaware corporation, and shall include its Successors and Assigns (as hereinafter defined). As used in this Agreement, the terms
"affiliated company", "affiliated companies" and "affiliate" shall include any company controlled by, controlling, or under common control with, the Company.

                         2.7.     Disability.  For purposes of this
Agreement, "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of one hundred eighty (180) consecutive days and the Executive has not returned to his full time employment prior to the Termination Date as stated in the Notice of Termination (as hereinafter defined).

                         2.8.     Good Reason.

                                  (a)     For purposes of this Agreement,
"Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in subsections (1) through (9) hereof:

                                          (1)   a change in the Executive's
         status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect at any time within one year preceding the date of a Change in Control or at any time thereafter; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his status, title, position or responsibilities as in effect at any time within one year preceding the date of a Change in Control or at any time thereafter; or any removal of the Executive from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

                                       (2)  a reduction in the Executive's
         base salary or the failure of the Company to (i) pay to the Executive an annual base salary at least equal to the Base Amount, (ii) pay to the Executive an annual bonus in cash at least equal to the Bonus Amount, such bonus to be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the annual bonus is awarded, unless the Executive shall elect to defer the receipt of such annual bonus, (iii) increase the Executive's base salary and annual bonus consistent with the Company's practice prior to the Change in Control or, if greater, as the same may be increased from time to time for other key executive officers of the Company and its affiliated companies, or (iv) pay to the Executive any compensation or benefits to which he is entitled within five (5) days of the date due;

                                       (3)   the Company's requiring the
         Executive to be based at any place outside a 30-mile radius from Fairfield, Ohio, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

                                       (4)   the failure by the Company to
         (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan (including, without limitation, long-term disability, medical, dental, life insurance, flexible spending account, pre-tax insurance premiums, vacation pay, pension, profit-sharing and employee discount) in which the Executive was participating at any time within one year preceding the date of a Change in Control or at any time thereafter, unless such plans are replaced with plans that provide substantially equivalent compensation or benefits to the Executive, (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Executive was participating at any time within one year preceding the date of a Change in Control or at any time thereafter, or (C) permit the Executive to participate in any or all incentive, savings, retirement plans and benefit plans, fringe benefits, practices, policies and programs applicable generally to other key executives of the Company and its affiliated companies;

                                        (5)   the insolvency or the filing
         (by any party, including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty (60) days;

                                        (6)   any material breach by the
         Company of any provision of this Agreement;

                                        (7)   any purported termination of
         the Executive's employment for Cause by the Company which does not comply with the terms of Section 2.4;

                                        (8)     the disposition of (A) all,
         or substantially all, of the assets or (B) the majority of the voting securities, of: (i) the Company, or (ii) the store group or affiliated company for which the Executive serves in an executive capacity; or

                                        (9)     the failure of the Company
         to obtain an agreement, satisfactory to the Executive, from any Successors and Assigns to assume and agree to perform this Agreement, as contemplated in Section 6 hereof.

                                  (b)     Any event or condition described in
Section 2.8(a)(1) through (9) above which occurs prior to a Change in Control but which the Executive reasonably demonstrates
(1) was at the request of a Third Party, or (2) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

                         2.9.     Notice of Termination.  For purposes of
this Agreement, following a Change in Control, "Notice of Termination" shall mean a written notice of termination from the Company of the Executive's employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The Notice of Termination shall also specify the relevant Termination Date.

                         2.10.   Severance Period.  For purposes of
this Agreement, "Severance Period" shall mean the period from the Termination Date through the date that is twenty-four (24) months following a Change in Control.

                         2.11.   Successors and Assigns.  For purposes of
this Agreement, "Successors and Assigns"' shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

                         2.12.   Termination Date.  For purposes of this
Agreement, "Termination Date" shall mean in the case of the Executive's death, his date of death, in the case of the Executive's resignation for any reason, the last day of his employment, and in all other cases, the date specified in the Notice of Termination; provided, however, that if the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Executive, provided, that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least 30 days.

                 3.      Termination of Employment.

                         3.1.  If, during the term of this Agreement, the
Executive's employment with the Company shall be terminated within twenty-four (24) months following a Change in Control, the Executive shall be entitled to the following compensation and benefits:

                                  (a)    If the Executive's employment with
the Company shall be terminated (1) by the Company for Cause or Disability, (2) by reason of the Executive's death, or (3) by the Executive other than for Good Reason, the Company shall pay to the Executive the Accrued Compensation.

                                  (b)    If the Executive's employment with
the Company shall be terminated for any reason other than as specified in Section 3.1(a), the Executive shall be entitled to the following:

                                                (i)  the Company shall pay
                         the Executive all Accrued Compensation;

                                                (ii)  the Company shall pay
                         the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, an amount in cash equal to the greater of: (A) (x) 2.99 times the sum of the Base Amount and the Bonus Amount, less (y) the amount of cash compensation paid or payable to the Executive for services rendered by the Executive to the Company from the date of the Change in Control through the Termination Date, or (B) two weeks' compensation at a level equal to the Base Amount plus the Bonus Amount for every year of the Executive's service with the Company and/or its affiliates (with a pro ration for partial years of service), at the Executive's sole election;

                                                 (iii) throughout the
                         Severance Period, the Company shall, at its expense, continue on behalf of the Executive and his dependents and beneficiaries all employee benefits provided (x) to the Executive at any time during the one year period prior to the Change in Control or at any time thereafter or (y) to other similarly situated executives who continue in the employ of the Company during the Severance Period, including, but not limited to, long-term disability, medical, dental, life insurance, flexible spending account, pre-tax insurance premiums and employee discount, but excluding pension and profit-sharing benefits. The coverage and benefits (including deductibles and costs) provided in this Section 3.1(b)(iii) during the Severance Period shall be no less favorable to the Executive and his dependents and beneficiaries than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive, his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including, without limitation, retiree medical and life insurance benefits;

                                          (iv)  the Company shall pay to the
                         Executive in a single payment an amount in cash equal to the excess of (A) the Supplemental Retirement Benefit (as defined below) had (w) the Executive remained employed by the Company for an additional two (2) complete years of credited service, (x) his annual compensation during such period been equal to the Base Amount and the Bonus Amount, (y) the benefit accrual formulas of each retirement plan remained no less advantageous to the Executive than those in effect immediately preceding the date on which a Change in Control occurred and the Company made employer contributions to each defined contribution plan in which the Executive was a participant at the Termination Date (in an amount equal to the amount of such contribution for the plan year immediately preceding the Termination Date), and (z) he been fully (100%) vested in his benefit under each retirement plan in which the Executive was a participant, over (B) the lump sum actuarial equivalent of the aggregate retirement benefit the Executive is actually entitled to receive under such retirement plans. For purposes of this subsection (iv), the "Supplemental Retirement Benefit" shall mean the lump sum actuarial equivalent of the aggregate retirement benefit the Executive would have been entitled to receive under the Company's supplemental and other retirement plans, including, but not limited to, the Mercantile Stores Pension Plan, the Mercantile Stores Non-Qualified Top Hat Pension Plan, the Mercantile Stores Non-Qualified Excess Pension
                         Plan and the Mercantile Stores Savings, Profit Sharing and Supplemental Retirement Plan (the "Pension Plans"). For purposes of this subsection
                         (iv), the "actuarial equivalent" shall be determined in accordance with the actuarial assumptions used for the calculation of benefits under the Pension Plans as applied prior to the Termination Date in accordance with such plan's past practices.

                                  (c)     The amounts provided for in
Sections 3.1(a), 3.1(b)(i), clause (B) of Section 3.1(b)(ii), if applicable, and 3.1(b)(iv) shall be paid in a single lump sum cash payment within five (5) days after the Executive's
Termination Date (or earlier, if required by applicable law); and the amounts provided for in clause (A) of Section 3.1(b)(ii), if applicable, shall be paid in equal monthly installments from the Termination Date until the expiration of the Severance Period.

                                  (d)    The Executive shall not be required
to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 3.1(b)(iii). Notwithstanding the foregoing, the Executive agrees that, during the Severance
Period, he shall not (i) solicit any employees of the Company to leave the Company's employ to work for any company with which the Executive is employed, or (ii) employ any associate who is employed by the Company at any time during the Severance Period.
A breach of either of the foregoing covenants will result in the Executive forfeiting any further payments or benefits to which he is entitled pursuant to Sections 3.1(b)(ii) and 3.1(b)(iii), although the Executive shall not be required to return any payments to the Company which have been made to the Executive prior to the date of such breach.

                         3.2.     (a)   The severance pay and benefits
provided for in this Section 3 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement.

                                  (b)   The Executive's entitlement to any
or other compensation benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

                                  (c)   Notwithstanding anything to the
contrary in this Agreement, in the event the Executive is terminated by the Company after the occurrence of a Change in Control and is subsequently rehired by the Company at any time thereafter, the Executive shall not be entitled to any further payments or benefits under Sections 3.1(b)(ii) and 3.1(b)(iii) of this Agreement although the Executive shall not be required to return any payments to the Company which have been made to the Executive prior to the date the Executive is rehired.

                 4. Notice of Termination. Following a Change in Control, any purported termination of the Executive's employment by the Company shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

                 5.      Excise Tax Payments.

                         (a)  Notwithstanding anything contained in this
Agreement to the contrary, to the extent that any payment or benefit (within the meaning of Section 280G of the Internal
Revenue Code of 1986, as amended (the "Code")), to the Executive or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a Change in ownership or effective control of the Company or of a substantial portion of its assets (each a "Payment" and collectively, the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Payments shall be reduced (but not below zero) if and to the extent necessary so that no payment to be made or benefit to be provided to the Executive shall be subject to the Excise Tax (such reduced amount is hereinafter referred to as the "Limited Payment Amount").
Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the Limited Payment Amount, the Company, in consultation with the Executive, shall reduce or eliminate the Payments, by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

                         (b) An initial determination as to whether the
Payments shall be reduced to the Limited Payment Amount pursuant to Section 5(a) and the amount of such Limited Payment Amount shall be made at the Company's expense by an accounting firm selected by the Company which is designated as one of the five largest accounting firms in the United States (the "Accounting
Firm"). The Accounting Firm shall provide its initial determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within five (5) days of the Termination Date, or such other time as requested by the Executive, and shall furnish the Executive with an opinion reasonably acceptable to the Executive setting forth its conclusions (together with supporting calculations). Within ten (10) days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of Section 5(c) below. In addition, the Executive shall have the right to request the Accounting Firm, at the Company's expense, to render additional determinations from time to time, subsequent to the Determination, as to whether an Excess Payment (as defined in Section 5(c)) or an Underpayment (as defined in Section 5(c)) has occurred. The Accounting Firm shall provide each subsequent determination within five (5) days after each such request by the Executive, and shall furnish the Executive with an opinion reasonably satisfactory to the Executive setting forth its conclusions (together with supporting calculations).

                         (c)      As a result of the uncertainty in the
application of Sections 4999 and 280G of the Code, it is possible that the Payments to be made to, or provided for the benefit of, the Executive either have been made or will not be made by the Company which, in either case, will be inconsistent with the limitations provided in Section 5(a) (hereinafter referred to as an "Excess Payment" or "Underpayment", respectively). If it is established pursuant to a final determination of a court or an Internal Revenue Service (the "IRS") proceeding which has been finally and conclusively resolved, that an Excess Payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Payment and the Executive shall repay the Excess Payment to the Company on demand (but not less than ten
(10) days after written notice is received by the Executive) together with interest on the Excess Payment at the "Applicable
Federal Rate" (as defined in Section 1274(d) of the Code) from the date of the Executive's receipt of such Excess Payment until the date of such repayment. In the event that it is determined by (i) the Accounting Firm or the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return), (ii) pursuant to a determination by a court, or (iii) upon the resolution to the Executive's satisfaction of the Dispute, that an Underpayment has occurred, the Company shall pay an amount equal to the Underpayment to the Executive within ten (10) days of such determination or resolution together with interest on such amount at the Applicable Federal Rate from the date such amount would have been paid to the Executive until the date of payment.

                 6.      Successors' Binding Agreement.

                         (a)      This Agreement shall be binding upon and
shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                         (b)      Neither this Agreement nor any right or
interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

                 7. Fees and Expenses. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (a) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement (including, but not limited to, any such fees and expenses incurred in connection with the Dispute and any other matter arising under Section 5, including the existence and amount of any Excess Payment or Underpayment, whether as a result of any applicable government taxing authority proceeding, audit or otherwise, or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits), provided, however, that any such action by the Executive is commenced in good faith and for good reason, and (c) the Executive's hearing before the Board as contemplated in Section 2.4 of this Agreement; provided, however, that the circumstances set forth in clauses (a) and (b) (other than as a result of the Executive's termination of employment under circumstances described in Section 2.5(d)) occurred on or after a Change in Control.

                 8. Notices. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses for the parties set forth on Exhibit A hereto or to any other addresses as the respective parties may designate by notice delivered pursuant to this Section 8, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

                 9. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company except for any severance or termination policies, plans, programs or practices and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company except for any severance or termination agreement. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

                 10. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

                 11. Modification, Waiver and Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

                 12. Governing Law and Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof. Any claims arising under or related to this Agreement shall be settled by binding arbitration pursuant to the rules of the American Arbitration
Association or such other rules as to which the parties may agree. The arbitration shall take place in New York, New York within thirty (30) days following service of notice of such dispute by one party on the other. The arbitration shall be conducted before a panel of three (3) arbitrators, one to be selected by each of the parties and the third to be selected by the other two. The panel of arbitrators shall have no authority to order a modification or amendment of this Agreement. Any proceeding under this Agreement to enforce an arbitration award shall be brought in any court having jurisdiction.

                 13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                 14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

                 IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                         MERCANTILE STORES COMPANY, INC.



                                      By:_________________________________
                                         David L. Nichols
                                         Chairman and Chief Executive
                                                    Officer




                                        ____________________________________
                                         NAMED EXECUTIVE